UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 6, 2009 (April 1, 2009)

NATCO Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15603	22-2906892
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

11210 Equity Drive
Houston, Texas	77041
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (713) 849-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, effective March 31, 2009, Bradley P. Farnsworth retired as Senior Vice President and Chief Financial Officer of the Company. On April 1, 2009, the Board of Directors of NATCO Group Inc. approved the promotion of C. Andrew Smith to Senior Vice President - Finance and Chief Financial Officer.

Mr. Smith, age 38, joined NATCO in June 2000 and was most recently Vice President - Finance with primary responsibility for all finance, tax, M&A and corporate development activities, investor relations and risk management. Mr. Smith earned a Bachelor of Arts degree in Business Administration from the University of Houston in 1994 and is a certified public accountant. There is no family relationship between Mr. Smith and any of the Company's executive officers or directors.

Mr. Smith's annual base salary is $235,000, and he is eligible to receive a target annual incentive bonus of 50% of his annual salary pursuant to the terms and conditions of the Company's bonus plan.

Mr. Smith and the Company entered into a Senior Management Change in Control and Severance Agreement (the "CIC Agreement") in August 2006. The form of the CIC Agreement has previously been described in "Executive Compensation - Executive Arrangements for Certain Named Executive Officers" in the Company's definitive proxy statement as filed with the Commission on March 23, 2009, and such description is incorporated by reference.

A press release issued by the Company in connection with the announcement of Mr. Farnsworth's resignation and Mr. Smith's promotion is filed with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release dated April 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2009

NATCO Group Inc.

By: /s/ John U. Clarke
John U. Clarke
Chairman & Chief Executive Officer